EXHIBIT 12

                    MIDAMERICAN ENERGY COMPANY (consolidated)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                                          Twelve Months Ended              Twelve Months Ended
                                                                             March 31, 1996                 December 31,1995
                                                               -------------------------------      ----------------------------
                                                                              Supplemental (a)                  Supplemental (a)
                                                                         ---------------------               -------------------
                                                                                         As                                As
                                                                         Adjustment   Adjusted               Adjustment Adjusted
                                                                         ----------   --------               ---------- --------

Income from continuing operations                              $146,343  $    -       $146,343      $130,406  $    -    $130,406
Pre-tax (gain) loss of less than 50% owned persons               14,416                 14,416        16,482              16,482

Add (Deduct):
Total income taxes                                               81,252                 81,252        67,984              67,984
Interest on long-term debt                                      109,496   4,345        113,841       110,505   4,595     115,100
Other interest charges                                           11,125                 11,125         9,449               9,449
Interest on leases                                                  404       -            404         1,088       -       1,088
                                                               --------  ------       --------       -------- ------    --------
                                                                202,277   4,345        206,622       189,026   4,595     193,621
                                                               --------  ------       --------       -------  ------    --------

    Earnings available for fixed charges                        363,036   4,345        367,381       335,914   4,595     340,509
                                                               --------  ------       --------       -------  ------     -------

Fixed Charges:
Interest on long-term debt                                      109,496   4,345        113,841       110,505   4,595     115,100
Other interest charges                                           11,125       -         11,125         9,449       -       9,449
Interest on leases                                                  404       -            404         1,088       -       1,088
                                                               --------  ------       --------      --------  ------    --------
    Total fixed charges                                         121,025   4,345        125,370       121,042   4,595     125,637
                                                               --------  ------       --------      --------  ------    --------

Ratio of earnings to fixed charges                                3.000       -          2.930          2.775      -       2.710
                                                               ========  ======       ========       ======== ======    ========

Preferred stock dividend requirements                          $  8,255  $    -       $  8,255       $  8,059 $    -    $  8,059
Ratio of net income before income taxes to net income            1.5552       -         1.5552         1.5213      -      1.5213
                                                               --------  ------       --------       -------- ------    --------
Preferred stock dividend requirements before income tax          12,838       -         12,838         12,260      -      12,260
                                                               --------  ------       --------       -------- ------    --------
Fixed charges plus preferred stock dividend requirements        133,863   4,345        138,208        133,302  4,595     137,897
                                                               --------  ------       --------       -------- ------    --------

Ratio of earnings to fixed charges plus preferred stock
  dividend requirements (pre-income tax basis)                    2.712       -          2.658          2.520      -       2.469
                                                               ========  ======       ========       ======== ======    ========


     Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.



                                                                     EXHIBIT 12
                    MIDAMERICAN ENERGY COMPANY (consolidated)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)
                                                                          Twelve Months Ended              Twelve Months Ended
                                                                           December 31, 1994                December 31, 1993
                                                               -------------------------------      ----------------------------
                                                                              Supplemental (a)                  Supplemental (a)
                                                                         ---------------------               -------------------
                                                                                         As                                As
                                                                         Adjustment   Adjusted               Adjustment Adjusted
                                                                         ----------   ----------             ---------- --------
Income from continuing operations                              $136,385  $    -       $136,385       $147,705   $    -  $147,705
Pre-tax (gain) loss of less than 50% owned persons                 (270)                  (270)          (597)              (597)

Add (Deduct):
Total income taxes                                               62,349                 62,349         71,409              71,409
Interest on long-term debt                                      105,753   5,428        111,181        111,065    5,678    116,743
Other interest charges                                            6,446                  6,446          5,066               5,066
Interest on leases                                                1,211                  1,211          1,876               1,876
                                                               --------   -----       --------       --------    -----   --------
                                                                175,759   5,428        181,187        189,416    5,678    195,094
                                                               --------   -----       --------       --------    -----   --------

    Earnings available for fixed charges                        311,874   5,428        317,302        336,524    5,678    342,202
                                                               --------   -----       --------       --------    -----   --------
Fixed Charges:
Interest on long-term debt                                      105,753   5,428        111,181        111,065    5,678    116,743
Other interest charges                                            6,446       -          6,446          5,066        -      5,066
Interest on leases                                                1,211       -          1,211          1,876        -      1,876
                                                               --------   -----       --------       --------    -----   --------
    Total fixed charges                                         113,410   5,428        118,838        118,007    5,678    123,685
                                                               --------   -----       --------       --------    -----   --------
Ratio of earnings to fixed charges                                2.750       -          2.670          2.852        -      2.767
                                                               ========  ======       ========       ========   ======   ========

Preferred stock dividend requirements                          $ 10,551  $    -       $ 10,551       $  8,367   $    -   $  8,367
Ratio of net income before income taxes to net income            1.4572       -         1.4572         1.4835        -     1.4835
                                                               --------  ------       --------       --------   ------   --------
Preferred stock dividend requirements before income tax          15,374       -         15,374         12,412        -     12,412
                                                               --------  ------       --------       --------   ------   --------
Fixed charges plus preferred stock dividend requirements        128,784   5,428        134,212        130,419    5,678    136,097
                                                               --------  ------       --------       --------   ------   --------
Ratio of earnings to fixed charges plus preferred stock
  dividend requirements (pre-income tax basis)                    2.422       -          2.364          2.580        -      2.514
                                                               ========   =====       ========       ========    =====    =======


     Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                      EXHIBIT 12

                    MIDAMERICAN ENERGY COMPANY (consolidated)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                                          Twelve Months Ended              Twelve Months Ended
                                                                           December 31, 1992                December 31,1991
                                                               -------------------------------      ----------------------------
                                                                              Supplemental (a)                  Supplemental (a)
                                                                         ---------------------               -------------------
                                                                                         As                                As
                                                                         Adjustment   Adjusted               Adjustment Adjusted
                                                                         ----------   --------               ---------- --------

Income from continuing operations                              $ 88,085  $   -        $ 88,085       $127,969   $    -   $127,969
Pre-tax (gain) loss of less than 50% owned persons               (1,297)                (1,297)          (240)               (240)

Add (Deduct):
Total income taxes                                               26,812                 26,812         59,604              59,604
Interest on long-term debt                                      114,732   7,391        122,123        106,538    5,689    112,227
Other interest charges                                            5,899                  5,899         16,380              16,380
Interest on leases                                                2,386                  2,386          3,795               3,795
                                                               --------  ------       --------       --------   ------   --------
                                                                149,829   7,391        157,220        186,317    5,689    192,006
                                                               --------  ------       --------       --------   ------   --------
    Earnings available for fixed charges                        236,617   7,391        244,008        314,046    5,689    319,735
                                                               --------  ------       --------       --------   ------   --------

Fixed Charges:
Interest on long-term debt                                      114,732   7,391        122,123        106,538    5,689    112,227
Other interest charges                                            5,899       -          5,899         16,380        -     16,380
Interest on leases                                                2,386       -          2,386          3,795        -      3,795
                                                               --------  ------       --------       --------   ------   --------
    Total fixed charges                                         123,017   7,391        130,408        126,713    5,689    132,402
                                                               --------  ------       --------       --------   ------   --------
Ratio of earnings to fixed charges                                1.923       -          1.871          2.478        -      2.415
                                                               ========  ======       ========       ========   ======   ========

Preferred stock dividend requirements                          $  8,735  $    -       $  8,735       $  9,708   $    -   $  9,708
Ratio of net income before income taxes to net income            1.3044       -         1.3044         1.4658        -     1.4658
                                                               --------  ------       --------       --------   ------   --------
Preferred stock dividend requirements before income tax          11,394       -         11,394         14,230        -     14,230
                                                               --------  ------       --------       --------   ------   --------
Fixed charges plus preferred stock dividend requirements        134,411   7,391        141,802        140,943    5,689    146,632
                                                               --------  ------       --------       --------   ------   --------

Ratio of earnings to fixed charges plus preferred stock
  dividend requirements (pre-income tax basis)                    1.760       -          1.721          2.228        -      2.181
                                                               ========  ======       ========       ========   ======   ========

     Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.